Exhibit 10.2

General Electric Capital Corporation

201 Merritt 7, 3rd Floor

Norwalk, CT 06851

January 7, 2006

The Rowe Companies

1650 Tyson Blvd., Suite 710

McLean, VA 22102

Attn: Garry W. Angle

Re: Tranche B Loan

Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of the January 6, 2006 (the “Credit Agreement”), among The Rowe Companies, a Nevada corporation (“Rowe Companies”), Rowe Furniture, Inc., a Virginia corporation (“Rowe Furniture”) and Storehouse, Inc., a Georgia corporation (“Storehouse” and, together with Rowe Companies and Rowe Furniture collectively, the “Borrowers”); the other Credit Parties signatory thereto; General Electric Capital Corporation (in its individual capacity, “GE Capital”) for itself, as Lender, and as Agent for Lenders and the other Lenders signatory thereto from time to time. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

GE Capital reserves the right at any time (whether before or after the execution and delivery of the Credit Agreement and the closing thereunder), after consultation with you but without the requirement of your approval, to change all or any of the amount, terms, structure, tenor, or pricing of the Tranche B Loan evidenced by the Credit Agreement (including, without limitation, increasing prepayment premiums, amending the voting provisions, adding a LIBOR floor, modifying the security package or any combination of the foregoing) if GE Capital determines that such changes are advisable in order to ensure a successful syndication of the Tranche B Loan (as determined by GE Capital in its sole discretion). The rights of GE Capital under this letter will survive execution of the Credit Agreement and any borrowings thereunder and will continue in effect until such syndication efforts shall be completed (as determined by GE Capital in its sole discretion); provided, that such changes shall not occur without the prior written consent of Borrowers if such changes would have any of the following effects (i) the principal amount of the Tranche B Loan is increased to an amount greater than $12,000,000 or (ii) the interest rate with respect to the Tranche B Loan is increased by more than three (3) percentage points. You agree that you will execute any amendment to the Credit Agreement and the other Loan Documents deemed advisable by GE Capital to effect such changes and that any failure to do so shall be an Event of Default. You agree that neither GE Capital nor any of its affiliates shall have any liability to the Borrowers, their respective affiliates or any other person or entity arising from any such modifications to the Credit Agreement. It is expressly understood and agreed that GE Capital’s willingness to close under the financing under the Credit Agreement is subject to Borrowers’ agreements set forth herein, and, notwithstanding any provision in the Credit Agreement to the contrary, this letter shall survive the execution and delivery of the Credit Agreement and the closing of the financing thereunder and shall remain in full force and effect until the completion of such syndication of the Tranche B Loan.

This letter may be executed in counterparts which, when taken together, shall constitute an original. This letter shall be governed by and construed in accordance with the laws of the State of New York.

Please confirm each Borrower’s acceptance of and agreement to the terms and conditions of this letter by signing one or more counterparts of this letter in the appropriate space indicated below and returning this letter to GE Capital.

[Remainder of Page Intentionally Left Blank]

Sincerely,

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Charles Chiodo Name: Charles Chiodo Title: Duly Authorized Signatory

AGREED AND ACCEPTED

as of the date first written above:

THE ROWE COMPANIES

By:  /s/ Garry W. Angle

Its:  Vice President - Treasury Management

ROWE FURNITURE, INC.

By:  /s/ Garry W. Angle

Its:  Assistant Secretary

STOREHOUSE, INC.

By:  /s/ Garry W. Angle

Its:  Assistant Secretary